UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under Rule 14a-12

TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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To: Merrill and 401(k) Employees
From: Dave Lougee
Date: 4/16/2020
Subject: Voting Information for TEGNA Employee Stockholders

Dear Colleagues,

As a TEGNA employee and stockholder, you have received, or will receive soon, by mail and/or by email, proxy materials including the “GOLD proxy cards” by which you can vote your shares.

Employees hold TEGNA stock in different ways, including through TEGNA’s 401(k) Savings Plan administered by Vanguard or, for some employees, through Merrill Lynch. Please vote with respect to every account that you hold.

Please monitor your home mailbox for TEGNA’s proxy materials so that you can vote your shares as soon as possible. If you earlier consented to email delivery, please also check your inbox. Please review the proxy card or email for information about the voting deadline that applies to your specific account(s). For example, 401(k) participants are subject to a voting deadline of 11:59 p.m. ET on April 27.

Use the Gold Proxy Card

This year you will receive materials from both TEGNA and Standard General, which is seeking to elect its four hand-picked nominees to TEGNA’s Board of Directors and remove four of our current Directors at the April 30 Annual Meeting of Shareholders.

To: Merrill and 401(k) Employees
From: Dave Lougee
Date: 4/16/2020
Subject: Voting Information for TEGNA Employee Stockholders

TEGNA’s proxy cards are GOLD and Standard General’s are White. You can vote your shares for the TEGNA directors by using the GOLD proxy card. Simply discard any White proxy cards you receive.

How to Vote

Voting is quick and easy and can be done via phone or over the Internet. You will need the Control Number indicated on your GOLD proxy card. Then, simply access the website or call the telephone number shown on the proxy card and follow the easy prompts to submit your vote.

Attached are instructions and tips to help guide you through the voting process. We strongly encourage you to vote via phone or Internet. If you are unable to use these methods, please promptly sign, date and return the GOLD proxy card in the postage-paid envelope provided.

Each and every vote is important. TEGNA shareholders should vote the GOLD proxy card FOR TEGNA’s twelve highly qualified directors and FOR the other proposals on the agenda. Even if you plan to participate in the meeting, you will help TEGNA by voting now, by proxy.

If you have any problems with or questions about voting your shares, please contact Innisfree M&A Incorporated, a proxy solicitation firm assisting TEGNA in this matter, toll-free at (877) 687-1865 (from the U.S. and Canada). Innisfree is also calling all individual holders that own 100 shares or more of TEGNA stock, including our employees.

Thank you in advance for voting.

To: Merrill and 401(k) Employees
From: Dave Lougee
Date: 4/16/2020
Subject: Voting Information for TEGNA Employee Stockholders

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.